Exhibit (10)(bu)
FOURTH AMENDMENT TO THE
MET-PRO CORPORATION RETIREMENT SAVINGS PLAN

This Fourth Amendment to the Met-Pro Corporation Retirement Savings Plan (the “Plan”) is made by Met-Pro Corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company established the Plan for its eligible employees effective as of January 1, 1999, and amended and restated as of January 1, 2007;

WHEREAS, the Company reserved the right in Section 13.01 of the Plan to amend the Plan at any time; and

WHEREAS, the Company wishes to amend the Plan to waive the new hire waiting period and provide vesting service to employees of Bio-Reaction Industries Inc. (“Bio-Reaction”) in connection with the Company’s asset purchase of Bio-Reaction which occurred on October 8, 2010.

NOW, THEREFORE, the Plan is hereby amended as set forth below.
1.            Effective October 8, 2010, the following is added to the end of Plan Section 2.01, Eligibility:

Effective October 8, 2010, for purposes of this Section 2.01, service earned with Bio-Reaction Industries Inc. shall be recognized for eligibility purposes.

2.            The cross-reference to Section 3.02(b) contained in the first sentence of the second paragraph of 3.02(a), Amount of Employer Contributions shall be changed to Section 3.02(a).

3.            A new paragraph shall be added to Plan Section 3.02(a), Amount of Employer Contributions after subparagraph (c) (i.e., employees of Pristine Water Solutions Inc.) as follows:

Notwithstanding the above, Years of Service for former employees of Bio-Reaction Industries Inc. shall not include Years of Service granted under Section 3.06(b)(iv) [as renumbered by this Fourth Amendment].

4.            Effective October 8, 2010, the first two paragraphs of Plan Section 3.06, Vesting of Account shall be renumbered as subparagraph (a).

5.            Effective October 8, 2010, the last full paragraph of Plan Section 3.06, Vesting of Account shall be renumbered as subparagraph (b) and shall be amended to read as follows:

(b)           Years of Service for applicable employees earned with the following employers will be recognized for vesting purposes: (i) the Flex Kleen Division of Met-Pro Corporation; (ii) Strobic Air Corporation, a subsidiary of Met-Pro Corporation; and (iii) former employees of Pristine Hydrochemical, Inc. (current Pristine Water Solutions, Inc.); and (iv) effective October 8, 2010, former employees of Bio-Reaction Industries Inc. who were hired on October 8, 2010.

IN ALL OTHER RESPECTS, this Plan is continued in full force and effect.  In order to maintain the terms of the Plan in a single document, this Fourth Amendment may be incorporated into the most recent restatement of the Plan.

IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to be executed by its duly authorized officer this 20th day of October, 2010.

ATTEST:		Met-Pro Corporation

By	/s/ Amy Covely	By	/s/ Gary J. Morgan

Title:	Human Resources Manager	Title:	V/P Finance